Andrea Prochniak, Investors and Media 212.756.4542 andrea.prochniak@AllianceBernstein.com

AB Announces August 31, 2018 Assets Under Management
New York, NY, September 13, 2018 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $551 billion during August 2018 from $546 billion at the end of July. The 0.9% increase was due to market appreciation, as well as positive net flows in each distribution channel - Institutions, Retail and Private Wealth.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At August 31, 2018				At July 31
					2018

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$37	$68	$50	$155	$152
Passive	24	32	—	56	55
Total Equity	61	100	50	211	207

Fixed Income
Taxable	150	65	11	226	225
Tax-Exempt	1	17	24	42	42
Passive	—	9	1	10	10
Total Fixed Income	151	91	36	278	277

Other(1)	46	5	11	62	62
Total	$258	$196	$97	$551	$546

	At July 31, 2018

Total	$256	$194	$96	$546

(1) Includes certain multi-asset services and solutions and certain alternative investments.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2017 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
In May 2017, AXA S.A. (“AXA”) announced its intention to pursue the sale of a minority stake in AXA Equitable Holdings, Inc. (“EQH”) (NYSE: EQH) through an initial public offering (the “IPO”). On May 14, 2018, EQH completed the IPO and AXA now owns approximately 71.9% of the outstanding common stock of EQH.
As of June 30, 2018, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.9% of AllianceBernstein and EQH, directly and through various subsidiaries, owned an approximate 64.7% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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